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Exhibit 99d(4)

CERTIFICATE NO.	3,200 SHARES

REAVES UTILITY INCOME FUND
Organized Under the Laws of The State of Delaware
Series W28 Auction Market Preferred Shares
No Par Value Per Share
$25,000 Liquidation Preference Per Share

CUSIP No.

        This certifies that Cede & Co. is the owner of 3,200 fully paid and non-assessable Series W28 Auction Market Preferred Shares, no par value per share, $25,000 liquidation preference per share, of the Reaves Utility Income Fund (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

        A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

        IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this            day of June 2004.

THE BANK OF NEW YORK As Transfer Agent and Registrar		REAVES UTILITY INCOME FUND
By:	Authorized Signature	By:	President
		Attest:	Secretary

        SERIES W28 AUCTION MARKET PREFERRED SHARES MAY BE TRANSFERRED ONLY (A) PURSUANT TO AN ORDER PLACED IN AN AUCTION, (B) TO OR THROUGH A BROKER-DEALER OR (C) TO THE TRUST OR ANY AFFILIATE. NOTWITHSTANDING THE FOREGOING, A TRANSFER OTHER THAN PURSUANT TO AN AUCTION WILL NOT BE EFFECTIVE UNLESS THE SELLING EXISTING HOLDER OR THE AGENT MEMBER OF SUCH EXISTING HOLDER (IN THE CASE OF AN EXISTING HOLDER WHOSE SHARES ARE LISTED IN ITS OWN NAME ON THE BOOKS OF THE AUCTION AGENT), OR THE BROKER-DEALER OR AGENT MEMBER OF SUCH BROKER-DEALER (IN THE CASE OF A TRANSFER BETWEEN PERSONS HOLDING SHARES THROUGH DIFFERENT BROKER-DEALERS), ADVISES THE AUCTION AGENT OF SUCH TRANSFER

Transfer Form

        FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto                                                 Shares represented by this Certificate, and do hereby irrevocably constitute and appoint                        Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated                        ,

In presence of

        Shares of Series TH28 Auction Market Cumulative Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

        The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

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REAVES UTILITY INCOME FUND Organized Under the Laws of The State of Delaware Series W28 Auction Market Preferred Shares No Par Value Per Share $25,000 Liquidation Preference Per Share